Exhibit 24.1

PROTO LABS, INC.

POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER

Each of the undersigned directors and/or officers of Proto Labs, Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Victoria M. Holt and John R. Judd, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, the Annual Report on Form 10-K for the year ended December 31, 2013 under the Securities Exchange Act of 1934, as amended, with any amendment or amendments thereto, with all exhibits thereto and other supporting documents, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers of Proto Labs, Inc. has hereunto set his or her hand this 26th day of February, 2014.

/s/ Lawrence J. Lukis	Chairman
Lawrence J. Lukis
/s/ Victoria M. Holt	President, Chief Executive Officer and Director
Victoria M. Holt
/s/ John R. Judd	Chief Financial Officer
John R. Judd
/s/ Matthew C. Blodgett	Director
Matthew C. Blodgett
/s/ Bradley A. Cleveland	Director
Bradley A. Cleveland
/s/ Rainer Gawlick	Director
Rainer Gawlick
/s/ John B. Goodman	Director
John B. Goodman
/s/ Douglas W. Kohrs	Director
Douglas W. Kohrs
/s/ Margaret A. Loftust	Director
MargareA. Loftus
/s/ Brian K. Smith	Director
Brian K. Smith
/s/ Sven A. Wehrwein	Director
Sven A. Wehrwein